UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2021 (December 31, 2020)

MIRAGEN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd.
Boulder	CO	80301
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 643-5200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 4, 2021, Miragen Therapeutics, Inc. (the “Company”) implemented an increase in the number of authorized shares of its Common Stock from 100,000,000 to 200,000,000 pursuant to a Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.1.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On December 31, 2020, the Company held a special meeting of stockholders (the “Special Meeting”) at which holders of Common Stock as of the close of business on December 7, 2020 (the “record date”) were entitled to vote. On the record date, there were a total 3,908,158 shares of Common Stock issued and outstanding. At the Special Meeting, the Company’s stockholders voted in the manner set forth below with respect to the following proposals, all of which were approved.
1.To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of the Company’s Common Stock, upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share, issued in October 2020 (the “Conversion Proposal”).

For:	2,044,493
Against:	55,957
Withhold/Abstain:	129,587
Broker Non Votes:	865,704

The above voting results for Proposal 1 do not include the 72,131 shares of Common Stock that were issued in the Company’s acquisition of Viridian Therapeutics, Inc. that were not entitled to vote on Proposal 1 for purposes of Nasdaq rules. Of these 72,131 shares of Common Stock, 42,889 shares of Common Stock were voted in favor of Proposal 1 for purposes of adopting the proposal under Delaware law. However, to comply with applicable Nasdaq rules, the Company instructed the inspector of elections to conduct a separate tabulation, which is set forth above, that subtracted 42,889 shares from the total number of shares voted in favor of Proposal 1 for purposes of determining whether the proposal was also adopted under applicable Nasdaq rules.
2.To approve the Miragen Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan.

For:	2,096,710
Against:	46,103
Withhold/Abstain:	130,113
Broker Non Votes:	865,704

3.To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Common Stock from 100,000,000 to 200,000,000.

For:	2,354,840
Against:	779,049
Withhold/Abstain:	4,741
Broker Non Votes:	0

4.To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals 1, 2 and/or 3.

For:	2,375,073
Against:	753,546
Withhold/Abstain:	10,011
Broker Non Votes:	0

Item 8.01 Regulation FD Disclosure.
Following approval of the Conversion Proposal, the Company had approximately 30.8 million shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series A Non-Voting Convertible Preferred Stock as of the date of the Special Meeting, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series A Non-Voting Convertible Preferred Stock to convert such shares to Common Stock as such time.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, effective as of January 4, 2021

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Date: January 4, 2021	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer, Treasurer , and Secretary